UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 8, 2005

iVillage Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20242	13-3845162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code	(212) 600-6000

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On April 8, 2005, iVillage Inc., or iVillage, entered into a Stock Exchange and Merger Agreement with HealthCentersOnline, Inc., or HealthCentersOnline, Virtue Acquisition Corporation 2, a Delaware corporation and subsidiary of iVillage, Joshua A. Hamby, a former co-founder, chief executive officer and common stockholder of  Healthology, individually and as the HealthCentersOnline Stockholders’ Agent, and certain other HealthCentersOnline stockholders listed therein (the “Merger Agreement”), providing for the acquisition of HealthCentersOnline by iVillage (the “Transaction”).  The terms and conditions of the Merger Agreement are discussed in Item 2.01 below.

 Item 2.01  Completion of Acquisition or Disposition of Assets.

As referenced in Item 1.01 above, on April 8, 2005, iVillage acquired HealthCentersOnline, an online producer and distributor of physician-edited information on health conditions, treatments and preventative care for patients,  pursuant to the Merger Agreement   The Transaction consideration was equal to an aggregate of $12 million.  The Transaction was structured as a stock exchange and merger with the stockholders, option holders and warrant holders of HealthCentersOnline, other than Mr. Hamby and one other stockholder, receiving an aggregate of $11.0 million in cash in exchange for their shares, and Mr. Hamby and the other stockholder exchanging a portion of their HealthCentersOnline capital stock for an aggregate of 166,945 shares of iVillage common stock valued at $5.99 per share or $1.0 million in the aggregate.  The acquisition of HealthCentersOnline became effective on April 8, 2005.

Under the Merger Agreement, $1.8 million of the aggregate Transaction consideration payable to the HealthCentersOnline stockholders, option holders and warrant holders is being held in escrow pursuant to the terms of an escrow agreement among iVillage, Mr. Hamby, individually and as the HealthCentersOnline Stockholders’ Agent, and the HealthCentersOnline stockholders party thereto.  The $1.8 million escrow amount is available to iVillage to satisfy claims for damages under the Merger Agreement.  The escrow amount may be released to the HealthCentersOnline stockholders, option holders and warrant holders 18 months following the Transaction closing, so long as there is not a pending claim against the escrow pursuant to the indemnification provisions of the Merger Agreement.

The foregoing summary of the Merger Agreement is incomplete.  It is qualified in its in entirety by the text of the Merger Agreement, which is attached hereto as Exhibit 2.1.

Item 9.01.  Financial Statements and Exhibits.

(a)  Any required historical financial statements will be filed with an amendment hereto within seventy-one (71) calendar days after the date that this initial report on Form 8-K must be filed.

(b)  Any required pro forma financial information statements will be filed with an amendment hereto within seventy-one (71) calendar days after the date that this initial report on Form 8-K must be filed.

(c)  Exhibits.

2.1                Stock Exchange and Merger Agreement, dated as of April 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVILLAGE INC.

By:	/s/ Steven A. Elkes
Steven A. Elkes
Chief Financial Officer &
Executive Vice President,
Operations & Business Affairs

Dated:  April 14, 2005

EXHIBIT INDEX

Exhibit	Description

2.1

Stock Exchange and Merger Agreement, dated as of April 8, 2005 (Schedules and exhibits listed in the table of contents for this agreement have been omitted. Copies thereof will be furnished to the Securities and Exchange Commission supplementally upon request.).